EXHIBIT 99.1

FOR IMMEDIATE RELEASE	NEWS RELEASE Contacts: David A. Miller, CFO Integrated Electrical Services, Inc. 713-860-1500 Ken Dennard / ksdennard@drg-e.com Karen Roan / kcroan@drg-e.com DRG&E 713-529-6600

INTEGRATED ELECTRICAL SERVICES ANNOUNCES

SUMMARY RESULTS OF STOCKHOLDER VOTE

HOUSTON — FEBRUARY 22, 2005 — Integrated Electrical Services, Inc. (NYSE: IES) today announced summary results of the Company’s Annual Meeting of Stockholders held in Houston, Texas, on February 17, 2005.

Summary results of the ballot items are as follows:

•	Proposal 1 - Both of the current Class I directors, Ronald P. Badie and Alan R. Sielbeck, were elected to serve additional three-year terms.

•	Proposal 2 - The private placement of up to $50 million in principal amount of the Company’s Series A and B 6.5% Senior Convertible Notes due in 2014 and issuance of shares of common stock upon conversion thereof was approved.

•	Proposal 3 - Ernst & Young LLP was ratified as the Company’s independent auditors for the fiscal year 2005.

Roddy Allen, IES’ president and chief executive officer, stated, “We are pleased to report that all three proposals presented to our stockholders were approved. We look forward to continue working with our re-elected board members and our auditors. Additionally, stockholder approval of Proposal 2 was very important in order to enhance the Company’s liquidity as we reposition IES back to profitability.”

Integrated Electrical Services, Inc. is a leading national provider of electrical solutions to the commercial and industrial, residential and service markets. The company offers electrical system design and installation, contract maintenance and service to large and small customers, including general contractors, developers and corporations of all sizes.

This Press Release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company’s expectations and involve risks and uncertainties that could cause the Company’s actual results to differ materially from those set forth in the statements. Such risks and uncertainties include, but are not limited to, the inherent uncertainties relating to estimating future operating results or our ability to generate sales, income, or cash flow, potential difficulty in addressing material weaknesses in the Company’s accounting systems that have been identified to the Company by its independent auditors, litigation risks and uncertainties, fluctuations in operating results because of downturns in levels of construction, incorrect estimates used in entering into and executing contracts, difficulty in managing the operation of existing entities, the high level of competition in the construction industry, changes in interest rates, the general level of the economy, increases in the level of competition from other major electrical contractors, increases in costs of labor, steel, copper and gasoline, limitations on the availability and the increased costs of surety bonds required for certain projects, inability to reach agreement with our surety bonding company to provide sufficient bonding capacity, risk associated with failure to provide surety bonds on jobs where we have commenced work or are otherwise contractually obligated to provide surety bonds, loss of key personnel, inability to reach agreement for planned sales of assets, business disruption and transaction costs attributable to the sale of business units, business disruptions and costs associated with the ongoing SEC formal investigation, class action litigation and shareholder derivative action, costs associated with the closing of business units, unexpected liabilities associated with warranties or other liabilities attributable to the retention of the legal structure of business units where we have sold substantially all of the assets of the business unit, errors in estimating revenues and percentage of completion on contracts, and weather and seasonality. The foregoing and other factors are discussed and should be reviewed in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended September 30, 2004.